Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A.

Telephone: 443.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

Integral Systems Announces First Quarter Fiscal 2010 Financial Results

•	Income from Operations increased over 50% to $2.0 million compared to Q1 of fiscal 2009

•	Quarterly Gross Margin increased to 38.4%

•	Revenue of $37.7 million for the quarter

•	Diluted earnings per share of $0.07 for the quarter

COLUMBIA, MD, February 1, 2010 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for the first quarter of fiscal 2010.

Revenue for the first quarter of fiscal 2010 was $37.7 million, down 2% versus the first quarter of 2009. Gross margin improved to 38.4% compared to 37.0% for the first quarter of fiscal 2009. First quarter 2010 income from operations was $2.0 million compared to $1.3 million reported in the first quarter of fiscal 2009 reflecting a focused approach to controlling indirect costs. Net income for the quarter was $1.2 million or $0.07 per diluted share versus net income of $1.0 million or $0.06 per diluted share reported for the first quarter of fiscal 2009.

“This quarter represented a solid performance for Integral Systems, demonstrating our concentration on business operations, cost control, and driving future growth. Based on this quarter’s results we reaffirm our guidance for 2010,” said Paul Casner, President and Chief Executive Officer.

QUARTER HIGHLIGHTS

•	Awarded contract extension on the U.S. Air Force Command and Control System Consolidated (CCS-C) program through 2013

•	Awarded a contract to provide Satellite Monitoring and Interference Detection capability to broadband gateway earth stations from ViaSat Inc.

•

Announced that both shareholder derivative claims have been withdrawn by plaintiffs or dismissed by the courts without any findings against the company or its current management team, or payment of any settlement amounts

•	Awarded $3 million in contracts to provide integrated ground station network support to BAE Systems’ Australia

•	Awarded $4.3 million contract to upgrade the Utah Test and Training Range (UTTR) Frequency Control and Analysis (FCA) system

•	Honored with two supplier awards by Northrop Grumman Corporation for our work on the Global Positioning System (GPS) Next Generation Advanced Control Segment (OCX) Phase A program

Integral Systems will host an investor conference call to discuss the first quarter financial results today at 11:00 am EST. The conference call will be webcast live on Integral Systems’ website at: www.integ.com. Integral Systems participants will include Chief Executive Officer and President Paul Casner and Chief Financial Officer Bill Bambarger. Interested parties are invited to participate in this conference call by dialing: 1.877.852.6580. A replay of the conference call can be heard from 2:00 pm EST Monday, February 1, 2010, through midnight EST Sunday, February 7, 2010, by dialing 1.888.203.1112 or 719.457.0820 and asking for ID number 6469134.

The Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) will be held at the Company’s offices located at 6721 Columbia Gateway Drive, Columbia, MD, at 10:00 a.m., on February 17, 2010. All stockholders are cordially invited to attend the Annual Meeting in person.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., of Columbia, MD, applies more than 25 years experience to provide integrated technology solutions for satellite communications-interfaced systems. Customers have relied on the Integral Systems family of companies (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems was named the Region III Prime Contractor of the Year by the U.S. Small Business Administration in 2009. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

###

Company Contact: Kathryn Herr Vice President, Marketing and Communications Integral Systems, Inc. Phone: 443.539.5118 kherr@integ.com	Media Contact: Michael Glickman Zeno Group for Integral Systems Phone: 212.299.8994 Michael.glickman@zenogroup.com

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 25, 2009 and September 25, 2009

(in thousands of dollars, except share amounts)

	December 25, 2009	September 25, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,240	$5,698
Accounts receivable, net of allowance for doubtful accounts	27,446	27,016
Unbilled revenues	28,922	37,028
Prepaid expenses and other current assets	2,047	1,256
Income tax receivable	8,396	12,361
Deferred contract costs	2,451	2,598
Inventory	10,018	9,994

Total current assets	92,520	95,951

Property and equipment, net	19,387	20,368
Goodwill	54,113	54,113
Intangible assets, net	6,476	6,711
Other assets	1,762	1,181

Total assets	$174,258	$178,324

Liabilities and Stockholders’ Equity
Current liabilities:
Short term debt	$—	$5,311
Accounts payable	4,222	5,771
Accrued expenses	15,848	17,941
Deferred tax liability	7,347	7,347
Deferred revenue	15,650	12,373

Total current liabilities	43,067	48,743

Deferred rent, non-current	8,321	8,460
Obligations under capital leases	4,925	5,163
Other non-current liabilities	943	955

Total liabilities	57,256	63,321

Stockholders’ equity:
Common stock, $.01 par value, 80,000,000 shares authorized, and 17,363,537 and 17,331,796 shares issued and outstanding at December 25, 2009 and September 25, 2009, respectively	174	173
Additional paid-in capital	67,311	66,461
Retained earnings	49,575	48,354
Accumulated other comprehensive (loss) income	(58)	15

Total stockholders’ equity	117,002	115,003

Total liabilities and stockholders’ equity	$174,258	$178,324

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended
	December 25, 2009	December 26, 2008
	(Unaudited)

Revenue	$37,726	$38,470

Cost of revenue	23,256	24,221

Gross profit	14,470	14,249

Operating expense:
Selling, general & administrative	11,168	12,229
Research & development	1,273	720

Total operating expense	12,441	12,949

Income from operations	2,029	1,300

Other (expense) income, net	(162)	7

Income before income taxes	1,867	1,307

Income tax provision	646	282

Net income	$1,221	$1,025

Comprehensive income:
Cumulative currency translation adjustment	(73)	24

Total comprehensive income	$1,148	$1,049

Weighted average number of common shares:
Basic	17,393	17,266
Diluted	17,395	17,441

Net income per share:
Basic	$0.07	$0.06
Diluted	$0.07	$0.06

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended
	December 25, 2009	December 26, 2008
	(unaudited)
Revenue:
Military and Intelligence Group	$15,260	$17,248
Civil and Commercial Group	4,369	5,916
Products Group	19,156	17,019
Elimination of intersegment sales	(1,059)	(1,713)

Total revenue	37,726	38,470

Cost of revenue:
Military and Intelligence Group	10,859	13,218
Civil and Commercial Group	2,572	4,181
Products Group	10,884	8,535
Elimination of intersegment sales	(1,059)	(1,713)

Total cost of revenue	23,256	24,221

Gross profit:
Military and Intelligence Group	4,401	4,030
Gross margin	28.8%	23.4%
Civil and Commercial Group	1,797	1,735
Gross margin	41.1%	29.3%
Products Group	8,272	8,484
Gross margin	43.2%	49.9%

Total gross profit	14,470	14,249

Gross margin	38.4%	37.0%

Operating expense:
Military and Intelligence Group	3,642	5,144
Civil and Commercial Group	2,159	1,109
Products Group	6,640	6,696

Total operating expense	12,441	12,949

Income (loss) from operations:
Military and Intelligence Group	759	(1,114)
Operating margin	5.0%	-6.5%
Civil and Commercial Group	(362)	626
Operating margin	-8.3%	10.6%
Products Group	1,632	1,788
Operating margin	8.5%	10.5%

Total (loss) income from operations	$2,029	$1,300

Operating margin	5.4%	3.4%

INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Three Months Ended
	December 25, 2009	December 26, 2008
	(Unaudited)
Cash flows from operating activities:
Net income	$1,221	$1,025
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,429	639
Bad debt expense	1	19
Stock-based compensation	634	1,036
Changes in operating assets and liabilities
Accounts receivable	(465)	(852)
Unbilled revenue	7,518	(2,948)
Prepaid expenses and other current assets	(832)	(709)
Deferred contract costs	128	331
Inventories	(24)	(687)
Income taxes receivable	3,966	282
Accounts payable	(1,572)	(2,970)
Accrued expenses	(1,991)	(3,724)
Deferred revenue	3,325	131
Other	(2)	—

Net cash provided by (used in) operating activities	13,336	(8,427)

Cash flows from investing activities:
Acquisitions of fixed assets	(210)	(1,040)
Other investing activities	—	(178)

Net cash used in investing activities	(210)	(1,218)

Cash flows from financing activities:
Repayment of line of credit borrowings	(11,811)	—
Proceeds from line of credit borrowings	6,500	—
Payments on capital lease obligations	(231)	(5)
Proceeds from issuance of common stock	—	76

Net cash (used in) provided by financing activities	(5,542)	71

Net increase (decrease) in cash and cash equivalents	7,584	(9,574)
Effect of exchange rate changes on cash	(42)	66
Cash and cash equivalents - beginning of period	5,698	15,026

Cash and cash equivalents - end of period	$13,240	$5,518